   As filed with the Securities and Exchange Commission on October 22, 1999
                                                      Registration No. 333-46005
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-3
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ---------------
                              SONIC FOUNDRY, INC.
                (Name of Registrant as specified in its charter)
Maryland                        7372                         39-1783372
(State of Incorporation)        (Primary Standard            (I.R.S. Employer
                                Industrial                   Identification No.)
                                Classification Code
                                Number)

                             754 Williamson Street
                               Madison, WI  53703
                                 (608) 256-3133
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices and principal place of business)

                               RIMAS BUINEVICIUS
                      Chairman and Chief Executive Officer
                             754 Williamson Street
                               Madison, WI 53703
                                 (608) 256-3133
           (Name, address, and telephone number, including area code, of agent for service)

                       Copies to:
                       James R. Stern, Esq.
                       McBreen & Kopko
                       20 N. Wacker Dr., Suite 2520
                       Chicago, IL 60606

                            ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Calculation Of Registration Fee

====================================================================================================================================
                                                                          Proposed                 Proposed
        Title of each class of                       Amount         maximum offering price    maximum aggregate        Amount of
      Securities to be registered               to be registered         per unit(1)          offering price(1)     registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of Warrants     1,145,312             $ 11.25                $12,884,760           $3,581.96
Representatives' Warrant                              200,000             $ .0001                $        20                 ___
Common Stock issuable upon exercise of
Representatives' Warrants(2)                          200,000             $12.375                $ 2,475,000           $  688.05
Warrants issuable upon exercise of
Representatives' Warrants(2)                          100,000             $ 0.165                $    16,500           $    4.59
Common Stock underlying Warrants issuable upon
exercise of Representatives' Warrants(2)              100,000             $18.625                $ 1,862,500           $  517.78
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                            $17,238,780           $4,792.38(3)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.
(2) In connection with the Registrant's sale of securities in an initial public offering, the Registrant granted to the Representatives in the initial public offering warrants to purchase 200,000 shares of Common Stock and 100,000 Warrants.
(3)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective, on such date as the Commission, acting pursuant to Section 8(a), may determine.


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                Subject to completion, dated October _____, 1999

                                   Prospectus
                              SONIC FOUNDRY, INC.

                            -----------------------

Representatives' Warrant

 . Granted to the Representatives in connection with a public offering of units of our securities;

 . Exercisable to purchase 200,000 shares of common stock at $12.375 per share, and 100,000 redeemable warrants at $0.165 per warrant.

100,000 Redeemable Common Stock Purchase Warrants, or Redeemable Warrants

 .  issuable upon exercise of the Representatives' Warrant;

 . each Redeemable Warrant is exercisable through April 22, 2003 to purchase 1 share of our common stock for a price of $18.625 per share, which will result in gross proceeds to us of $1,862,500 if all 100,000 warrants are exercised;

 . each Redeemable Warrant is redeemable by us upon thirty (30) days notice at a redemption price of $.10 per warrant, but only if certain requirements are met.

1,445,312 shares, $.01 par value, common stock consisting of:

 . 200,000 shares issuable upon exercise of the Representatives' Warrant at $12.375 per share;

 . 100,000 shares issuable upon the exercise of 100,000 Redeemable Warrants that the Representatives will receive upon exercise of the Representatives' Warrant; and

 . 1,145,312 shares issuable upon the exercise of warrants sold in our initial public offering, or our Public Warrants. Our Public Warrants are each exercisable through April 22, 2003 to purchase 1 share of our common stock for a price of $11.25 per share, but are otherwise identical to our Redeemable Warrants.

                         ----------------------------

                   American Stock Exchange Trading Symbols -

                        Common Stock              SFO
                        Public Warrants           SFOW
                        Redeemable Warrants-      No public trading
                                                  market exists
                        Representatives' Warrant  No public trading
                                                  market exists

                         ----------------------------

For a discussion of certain matters that you should consider in evaluating an investment in our securities, see "Risk Factors" commencing at page ___.

     THE SECURITIES WE ARE OFFERING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any State where an offer to sell or the solicitation of an offer to buy is not permitted.

               The Date of this Prospectus is October ___, 1999.



                               PROSPECTUS SUMMARY

     This summary highlights important information about our business and about the offerings covered by this prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                              Sonic Foundry, Inc.

     Sonic Foundry was incorporated in Wisconsin in February 1994 and merged into a Maryland corporation of the same name in October 1996. We are a leading provider of software products and services that enable communications professionals and consumers to create, edit and deliver audio and video digital content. Our executive offices are located at 754 Williamson Street, Madison, Wisconsin, 53703 and our telephone number is (608) 256-3133. Our website can be accessed at www.sonicfoundry.com. The information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus. Unless the context otherwise requires, references in this prospectus to "Sonic Foundry", the "Company", "we", "our", and "us" refer to Sonic Foundry, Inc. The term "you" refers to a prospective investor.

                         Introduction To The Offerings

     We are offering a Representatives' Warrant issued to Dirks & Company, Inc. and Security Capital Trading Inc., or the Representatives, in connection with a public offering of units of our securities that we completed in June 1998. The Representatives' Warrant is exercisable to purchase 200,000 shares of common stock at a price of $12.375 per share, and also to purchase 100,000 common stock purchase warrants, or Redeemable Warrants, at a price of $0.165 per Redeemable Warrant. We are also offering 200,000 shares of our common stock and Redeemable Warrants that are exercisable to purchase an additional 100,000 shares of our common stock. These securities are issuable to the Representatives, upon exercise of the Representatives' Warrant. Each Redeemable Warrant can be exercised to purchase one share of common stock for a price of $18.625 per share. Once issued, the Redeemable Warrants must be exercised before April 22, 2003 or they will expire. Until the Redeemable Warrants either expire or are exercised, we have the right to redeem them at a redemption price of $0.10 each. In order to exercise our right to redeem the Redeemable Warrants, we must give thirty (30) days advance written notice, and the closing sale price of our common stock must have equaled or exceeded $20.00 per share for any twenty (20) trading days within a period of thirty consecutive trading days ending on the fifth trading day immediately preceding the date of our redemption notice.

     This prospectus also relates to our offer of up to 100,000 shares of common stock issuable upon the exercise of the 100,000 Redeemable Warrants that the Representatives will receive upon exercise of the Representatives' Warrant.

     Finally, this prospectus relates to our offer of up to 1,145,312 shares of common stock issuable upon the exercise of Public Warrants that were sold in our initial public offering. Each Public Warrant can be exercised to purchase one share of common stock at a price of $11.25 per share, but are otherwise identical to the Redeemable Warrants.

     We will not receive any proceeds from the resale of our common stock, Redeemable Warrants or Public Warrants. However, assuming the exercise of the Representatives' Warrant and all of the Redeemable Warrants issuable upon exercise of the Representatives' Warrant, we will receive gross proceeds of $4,354,000. Finally, assuming that all of our Public Warrants are exercised to purchase 1,145,312 shares of common stock, we will receive additional gross proceeds of $12,884,760.

     In conjunction with the offerings covered by this prospectus, we agreed to pay the cost of registering the securities covered by this prospectus which we estimate will cost $25,000. Anyone reselling securities acquired in these offerings will, however, pay the other costs related to the sale of their securities, including discounts, commissions and transfer fees. For more information, see "Plan of Distribution".

     A public market for our Redeemable Warrants currently does not exist. However, our common stock and Public Warrants are traded on the American Stock Exchange under the symbols SFO and SFOW, respectively. On October 20, 1999, the closing sale prices of our common stock and Public Warrants were $8.75 and $3.00, respectively. There can be no assurance that a market for our Redeemable Warrants will develop in the future, or that a market for our common stock or Public Warrants, or either of them individually, will continue in the future.

                             The Specific Offerings

The Representatives' Warrant Offering

Securities Offered:              200,000 shares of common stock; and 100,000 Redeemable
                                 Warrants which are issuable to the Representatives upon
                                 exercise of the Representatives' Warrant

Offering Price:                  $12.375 per share of common stock
                                 $0.165 per Redeemable Warrant

Common Shares Outstanding:

     Before the Offering         6,497,249
     After the Offering          6,697,249

---------------

 . The shares of common stock and Redeemable Warrants are issuable to the Representatives upon exercise of the Representatives' Warrant, which is exercisable to acquire 200,000 shares of Common Stock and 100,000 Redeemable Warrants. There will be no public trading market developed for the Redeemable Warrants.

 .  Common shares outstanding, before and after the offering, excludes:
   . 768,285 shares subject to outstanding options with a weighted average exercise price of $3.52 per share;
   . 337,276 shares subject to outstanding warrants with a weighted average exercise price of $7.38 per share;
   . 121,775 shares reserved for issuance under options that we may grant under our 1995 Stock Option Plan and Non-Employee Directors Stock Option Plan;
   . 100,000 shares of common stock issuable upon exercise of the 100,000 Redeemable Warrants issuable upon exercise of the Representatives' Warrant; and
   . 1,145,312 shares of common stock issuable upon exercise of 1,145,312 of the 1,145,387 Public Warrants that were sold in our initial public offering, shares of common stock issuable upon exercise of 75 Public Warrants having previously been exercised.

The Representatives' Redeemable Warrant Offering

Securities Offered:            100,000 shares of common stock, $0.01 par value

Common Shares Outstanding:

     Before the Offering       6,497,249
     After the Offering        6,797,249

Offering Price Per Share:      $18.625
-----------------

 .  Common shares outstanding, after the offering, assumes the Representatives'
   Warrant has been exercised to purchase 200,000 shares of common stock and Redeemable Warrants exercisable to purchase an additional 100,000 shares of common stock. This figure also assumes the exercise of the Redeemable Warrants to purchase 100,000 shares of common stock. We do not have the right to compel, nor have the Representatives committed to, the exercise of the Representatives' Warrant or the Redeemable Warrants. Accordingly, we do not know how many shares, if any, will be purchased pursuant to the exercise of the Representatives' Warrant or the Redeemable Warrants.

 .  Common shares outstanding, before and after the offering, excludes:
   . 768,225 shares subject to outstanding options with a weighted average exercise price of $3.52 per share;
   . 337,276 shares subject to outstanding options with a weighted average exercise price of $7.38 per share;

   . 121,775 shares reserved for issuance under options that we may grant under our 1995 Stock Option Plan and Non-Employee Directors Stock Option Plan; and
   . 1,145,312 shares of common stock issuable upon the exercise of 1,145,312 Public Warrants that were sold in our initial public offering.

The Public Warrant Offering

Securities Offered:           1,145,312 shares of common stock, $0.01 par value

Common Shares Outstanding:

     Before the Offering      6,497,249
     After the Offering       7,642,561

Offering Price Per Share:     $11.25

------------------

 .  Common stock outstanding, before and after the offering, excludes:
   . 768,225 shares subject to outstanding options with a weighted average exercise price of $3.52 per share;
   . 337,276 shares subject to outstanding options with a weighted average exercise price of $7.38 per share;
   . 121,775 shares reserved for issuance under options that we may grant under our 1995 Stock Option Plan and Non-Employee Directors' Stock Option Plan;
   . 200,000 shares of common stock issuable upon exercise of the Representatives' Warrant; and
   . 100,000 shares of common stock issuable upon exercise of the 100,000 Redeemable Warrants issuable upon exercise of the Representatives' Warrant.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may, " "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Sonic Foundry, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     The SEC allows us to "incorporate by reference" the information that we file with them which means that we can disclose important information to you by referring to those documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering.

 .  Our Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

 .  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December
   31, 1998, March 31, 1999 and June 30, 1999;

 .  Our Current Report on Form 8-K filed on September 24, 1999; and

 .  The description of our common stock contained in our Exchange Act
   Registration Statement on Form 8-A, Registration No. 1-14007.

     You may request a copy of these documents, which will be provided at no cost, by contacting: Sonic Foundry, Inc., 754 Williamson Street, Madison, Wisconsin 53703, Attention: Investor Relations; Telephone (608) 256-3133.

                             MATERIAL DEVELOPMENTS

 . During fiscal 1999, we guaranteed the operating lease of another company in exchange for common stock of the lessee. The operating lease has a five-year term with aggregate base lease payments of approximately $500,000. In April 1999, we purchased additional shares of common stock in the company for $514,000. We own less than 20% of the other company; accordingly, the investment is accounted for using the cost method.

 . In September 1999 all of our previously outstanding preferred stock was converted into common stock.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing us. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case the trading price of our securities could fall, and you may lose all or part of the money you paid to buy our securities.


We have a limited operating history upon which you can evaluate our business and our future prospects and our operating results will likely fluctuate significantly.

     We were incorporated in February 1994 and we have a limited operating history and limited financial results upon which you can assess our future success. As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter and from year to year. You should therefore not rely upon our revenues and our operating results for any one quarter or year as an indication of our future revenues or operating results. Fluctuations in our revenues and our operating results will likely increase the volatility of our stock price, and if our revenues or results of operations fall below the expectations of investors or public market analysts, the price of our common stock could fall substantially. You should evaluate our chances of financial and operational success in light of the risks, uncertainties, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets.

We have a history of losses and we may never attain profitability.

     We have incurred significant losses since our inception and we may never become profitable. For the twelve months ended September 30, 1997, the year ended September 30, 1998 and the nine months ended June 30, 1999, we incurred net losses of $881,062, $632,099 and $4,175,040, respectively, and as of June 30, 1999, we had an accumulated deficit of $5,642,772. We cannot assure you that we will achieve or maintain profitability in the future.

We may be unable to obtain necessary additional capital to fund operations in the future.

     We expect that we will require substantial additional capital in the next six months. We may seek additional funding through public or private financings or collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, further substantial dilution to existing stockholders, including purchasers of the securities we are currently offering, may result. If adequate funds are not available, we may be required to delay, scale back or eliminate our research and development expenditures. For more information, see "Use of Proceeds".

We cannot predict whether the Representatives' Warrant will be exercised or the number of Redeemable Warrants or Public Warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of these warrants.

     Holders of the Representatives' Warrant, Redeemable Warrants and the Public Warrants are under no obligation to exercise their warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, warrants are not exercised unless exercise is forced, either by our decision to call them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of the common stock. Accordingly, there is no assurance that the Representatives' Warrant, Redeemable Warrants or Public Warrants, or any of them, will be exercised prior to their expiration, or that we will receive any proceeds from the exercise of any warrants.

The success of our business depends, in part, upon strategic relationships that we have with other companies.

     Our business depends, in part, upon relationships that we have with strategic partners such as Microsoft, RealNetworks and Fraunhofer Institut. We rely, in part, on strategic relationships to help us:

 . maximize the acceptance of our products by customers through distribution arrangements;

 . increase the amount and availability of compelling media content on the Internet to help boost demand for our products and services;

 .  increase awareness of our Sonic Foundry brand; and

 .  increase the performance and utility of our products and services.

     We would be unable to realize many of these goals without the cooperation of these partners. We anticipate that the efforts of our strategic partners will become more important as the availability and use of multimedia content on the Internet increases. For example, we may become more reliant on strategic partners to provide multimedia content, provide more secure and easy-to-use electronic commerce solutions and build out the necessary infrastructure for media delivery. The loss of these strategic relationships, the inability to find other strategic partners or the failure of our existing relationships to achieve meaningful positive results could harm our business.

We depend upon access to Microsoft software codes to develop our products.

     Quick access to Microsoft's software codes enables us to develop Microsoft Windows-based software products in a timely manner. Although, in the past, Microsoft consistently has given us quick access to its software codes, Microsoft is under no obligation to do so and may refuse us this access in the future at its discretion. If we do not continue to receive quick access to Microsoft's software codes, the development of our software products will be delayed and our business may suffer.

We may not be successful in our attempts to keep pace with rapid technological change and evolving industry standards.

     The markets for digital media products and digital media services are characterized by rapidly changing customer requirements, evolving technologies and industry standards, and frequent new product and service introductions. Our future success will depend, in part, upon our ability to:

 .  use leading technologies effectively;

 .  enhance our current software products and services;

 . identify, develop, and market new software products and service opportunities; and

 . influence and respond to emerging industry standards and other technological changes.

     We must accomplish these objectives in a timely and cost-effective manner. We have experienced development delays and cost overruns in our development efforts in the past and we may encounter such problems in the future. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our products also may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of those products or lawsuits by customers. If we fail to develop products that achieve widespread market acceptance or that fail to generate significant revenues to offset development costs, our business and operating results would suffer. We may not timely and successfully identify, develop and market new product and service opportunities. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Any of these developments would have an adverse effect on our operating results.

Demand for our products might decrease or fail to grow if commercial acceptance of the Microsoft windows computer operating system declines.

     Our products work exclusively on the Microsoft Windows computer operating system. Some of our competitors offer products for the Apple Macintosh and other computer operating systems. If the Macintosh computer operating system, which is popular with many musicians, or other competing operating systems, including Linux and Java, were to become dominant in the marketplace at the expense of the Microsoft Windows computer operating system, demand for our digital media software products may decrease or fail to grow. Moreover, if we were unable to adapt our current digital media software products or develop new digital media software products in a timely and cost-effective manner to work on these different operating systems, our business might suffer.

Development of new standards for the electronic delivery of digital media, particularly music, could significantly affect our growth and the way we do business.

     The onset of competing industry standards for the electronic delivery of music could slow the growth of our business or force us to adjust the way in which we do business. Some of the major recording studios have recently announced a plan to develop a universal standard for the electronic delivery of music, called Secured Digital Music Initiative, or SDMI, and have announced their intention to make this delivery method available by the end of 1999. In addition, major corporations have launched efforts to establish their own proprietary audio formats. The lack of defined, generally accepted standards for delivery formats could slow the widespread commercial acceptance of this media delivery technology and our products. If standard delivery technology does not achieve widespread commercial acceptance and we are unable to adapt our digital media software products accordingly in a timely and cost-effective manner, our business may suffer.

Problems related to the year 2000 issue could require us to incur unanticipated delays and expenses in the operation of our business.

     We have completed an assessment of our products and the software, computer systems and other critical systems that we use in our business to insure that they will not fail or malfunction as a result of the Year 2000 date change. Our products and systems, and those of third parties, including content providers, advertisers, affiliates and end users, may contain errors or faults with respect to the year 2000. Known or unknown errors or defects that affect the operation of our products and systems or those of third parties could result in delay or loss of revenues, interruptions of services, cancellation of customer contracts, diversion of development resources, damage to our reputation, increased service and warranty costs and litigation costs, any of which could harm our business.

The market for our products and services is relatively new, and we cannot assure you that the market will develop as we expect.

     Because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results. Our research and development and sales and marketing efforts, and business expenditures generally, are partially based on predictions regarding certain developments for software products and media services. To the extent that these predictions prove inaccurate, we may not achieve the level of revenues and operating expenses that we expect at the time that we expect them and our revenues and operating expenses may fluctuate.

Our markets are highly competitive, and we may not be able to compete effectively in our business.

     Competition in the markets for digital media software, products and services is intense. Pricing pressure, rapid development, feature upgrades, and undefined new technologies characterize the industry. Numerous companies including Adaptec, Adobe, Avid Technology, Cakewalk Company, CreamWare, Euphonix, Media 100, MusicMatch, RealNetworks, Sonic Solutions, Syntrillium Software Corporation and Steinberg Soft-Und Hardware offer products which compete directly or indirectly with one or more of our products, although none of these companies can independently offer a matching product line which competes one for one with our product line. We expect competition to increase as new companies enter the market and our current competitors expand their products and services. This could mean lower prices or reduced demand for our products. Many of our current and potential competitors have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do, and we may not be able to successfully compete with them. Any of these developments would have an adverse effect on our operating results.

Lack of commercial acceptance of, or decreased demand for, complementary products and technologies developed by third parties may lead to a decreased demand for our products and services.

     The success of some of our products and services depends, in part, upon the commercial acceptance of products and technologies developed by other companies that our digital media software products and services may complement, including compact disc recorders, Digital Versatile Disc players and MP3 technology.
These complementary products help drive the demand for digital media and if businesses and consumers do not accept these products, the demand for our products and services may decrease or fail to grow and our business may suffer.

We rely upon a number of distributors to increase our market penetration domestically and internationally.

     We rely upon 60 distributors in 52 countries to sell and market our products internationally. We generally do not have contracts with these distributors. If these distributors were to cease selling and marketing our products, the international sales of our products may decrease.

     We have a distribution contract with Ingram Micro, Inc., which distributes our software products to various computer resellers, value-added resellers, catalog distributors and smaller retail outlets. Our contract with Ingram Micro requires us to accept the return of any of our products that Ingram Micro does not sell and to credit Ingram Micro for the value of these products. Our contract with Ingram Micro also protects Ingram Micro for the value of its inventory in the event that we lower our prices. If Ingram Micro fails to continue to carry our products, returns a large quantity of our products to us, or competitive pressures require us to lower the prices of the products that we supply to Ingram Micro, our business will suffer.

The growth of our business depends upon the increased use of the internet for communications, commerce and advertising.

     The growth of our business depends upon the continued growth of the Internet as a medium for communications. The Internet may not be accepted as a viable commercial medium for broadcasting digital and multimedia content or digital media delivery for a number of reasons, including:

 . potentially inadequate development of the necessary infrastructure to accommodate growth in the number of users and Internet traffic;

 .  lack of acceptance of the Internet as a medium for media delivery;

 .  unavailability of compelling multimedia content; and

 . delays in the development or adoption of new technological standards and protocols or increased governmental regulations, which could inhibit the growth and use of the Internet.

     In addition, we believe that other Internet-related issues, including security of transactions, reliability of data transmission, cost and ease of use, are not fully resolved and may affect the amount of business that is conducted over the Internet.

     If Internet usage grows, its infrastructure may not be able to support the demands placed on it by this growth, in particular growing demands for delivering high-quality media content. As a result, its performance and reliability may decline. In addition, websites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently in the future, Internet usage, as well as the use of our products and services, could grow more slowly or decline.

Our business will suffer if our systems fail or become unavailable.

     A reduction in the performance, reliability and availability of our website and network infrastructure will harm our ability to distribute our products and services to our users, as well as our reputation and ability to attract and retain users, customers, advertisers and content providers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Our computer and communications infrastructure is located at a single facility in Madison, Wisconsin. We do not have fully redundant systems or a formal disaster recovery plan, and we do not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage.

     Our electronic commerce and digital distribution activities are managed by sophisticated software and computer systems. We are in the process of adopting a new enterprise information system, which handles all of the company's accounting, operations, sales and information systems. We may encounter delays in adopting this or other systems that we use. Furthermore, these systems may contain undetected errors that could cause the systems to fail. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services customers. If we suffer sustained or repeated interruptions, our products, services and website could be less attractive and our business may suffer.

     A sudden and significant increase in traffic on our website could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. We depend on Web browsers, ISPs and online service providers to provide Internet users access to our website. Many of these providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We may not be successful in protecting our intellectual property and proprietary rights.

     Our inability to protect our proprietary rights, and the costs of doing so, could harm our business. Our success and ability to compete partly depend on the superiority, uniqueness or value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties and "shrink wrap" licenses. Despite our efforts to protect our proprietary rights, unauthorized parties may copy or infringe aspects of our technology, products, services or trademarks, or obtain and use information we regard as proprietary. In addition, others may independently develop technologies that are similar or superior to ours, which could reduce the value of our intellectual property.

     Companies in the computer industry have frequently resorted to litigation regarding intellectual property rights. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. From time to time, other parties' proprietary rights, including patent rights, have come to our attention and on several occasions we have received notice of claims of infringement of other parties' proprietary rights, and we may receive such notices in the future.

Our intellectual property may infringe the rights of others.

     Because we protect our proprietary rights with a combination of trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties and "shrink wrap" licenses rather than with patents, our intellectual property may unintentionally infringe upon the proprietary rights of others. If a third party's claim of intellectual property right infringement were to prevail, we could be forced to pay damages, comply with injunctions, or halt distribution of our products while we re-engineer them or seek licenses to necessary technology, which might not be available on reasonable terms. We could also be subject to claims for indemnification resulting from infringement claims made against our customers and strategic partners, which could increase our defense costs and potential damages. In addition, we have agreed to indemnify certain distributors and original equipment manufacturers, or OEMs, for infringement claims of other parties. If these other parties sue the distributors or OEMs, we may be responsible for defending the lawsuit and for paying any judgment that may result. Any of these events could harm our business.

We may be unable to retain technology licensed or obtained from third parties and strategic partners.

     We rely upon licenses from third parties and strategic partners for some of our technologies. These companies that license the technologies to us may decide to discontinue the licenses at any time. If they do so, our business may suffer.

     Further, the Internet and software industries have experienced substantial consolidation and a proliferation of strategic transactions. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic relationships could harm us in a number of ways. For example:

 . our competitors could acquire or form partnerships with companies with which we have strategic relationships and discontinue our relationship, resulting in the loss of distribution opportunities for our products and services or the loss of certain enhancements or value-added features to our products and services; or

 . a party with significant resources and experience could acquire a competitor of ours, increasing the ability of the competitor to compete with our products and services.

Stockholders may be unable to exercise control because our management controls a large percentage of our stock.

     Our directors, officers and affiliated persons beneficially own approximately 60% of our common stock and exercise significant influence over stockholder voting matters limiting the influence of our other stockholders. If our directors, officers and affiliated persons act together, they will be able to influence the composition of our board of directors, and will continue to have significant influence over our affairs in general.

Provisions of our charter documents and Maryland law could discourage an acquisition of our company that would benefit our stockholders.

     Provisions of our articles of incorporation and by-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. Our articles authorize our board of directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock.

Furthermore, our articles of incorporation provide for classified voting, which means that our stockholders may vote upon the retention of only one of our five directors each year. Moreover, Maryland corporate law restricts certain business combination transactions with "interested stockholders."

Our stock price has been and may continue to be volatile.

     The trading price of our common stock has been and is likely to continue to be highly volatile. For example, during the 52-week period ended October 22, 1999, the price of our common stock ranged from $6.25 to $20.75 per share. In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

The exercise of our redeemable warrants or public warrants may result in substantial dilution.

     The exercise prices of our Redeemable Warrants and Public Warrants is considerably higher than our per share net tangible book value. As a result, the exercise of Redeemable Warrants or Public Warrants may result in substantial dilution.

     At June 30, 1999, we had a net tangible book value of $9,441,093 or approximately $1.45 per share of common stock outstanding, based upon 6,497,249 shares issued and outstanding. Assuming the exercise of the Representatives' Warrant and all of the Redeemable Warrants issued as part of the Representatives' Warrant, and assuming further the exercise of all 1,145,312 Public Warrants, the number of shares of common stock will increase to 7,942,561 and the net tangible book value will increase to $26,654,853 after subtracting the expenses of the offerings covered by this prospectus which are estimated to be $25,000, resulting in a net tangible book value per share of approximately $3.36. To the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to investors in the Offerings covered by this prospectus exercising Redeemable Warrants or Public Warrants. For more information, see "Dilution".

Exercise of outstanding options and warrants may result in further dilution.

     The issuance of shares of common stock upon the exercise of our outstanding options and warrants will result in dilution to the interests of our stockholders and you as an investor in the Offering, and may have and adverse effect on the trading price and market for our common stock.

     We have outstanding options and warrants exercisable to acquire 2,550,813 shares of common stock, 260,058 of which are subject to future vesting.
Included in the foregoing are 768,225 options which have been granted under our 1995 Employee Stock Option Plan and our non-employee director stock option plan, 508,167 of which are immediately exercisable.

Additionally, included in the foregoing are 1,145,312 shares of common stock issuable upon exercise of our Public Warrants, and 200,000 shares of common stock issuable upon exercise of the Representatives' Warrant, together with an additional 100,000 shares of common stock issuable upon exercise of the Redeemable Warrants also issuable to the Representatives under the Representatives' Warrant.

     To the extent that these stock options or warrants are exercised, the dilution to the interests of our stockholders and you as an investor will likely occur. Additional options and warrants may be issued in the future at prices not less than 85% of the fair market value of the underlying security on the date of grant. Exercise of these options or warrants, or even the potential of their exercise of conversion may have an adverse effect on the trading price and market for our common stock. The holders of our options or our warrants are likely to exercise them at times when the market price of the common stock exceeds the exercise price of the securities. Accordingly, the issuance of shares of common stock upon exercise of the options or our warrants will likely result in dilution of the equity represented by the then outstanding shares of common stock held by other stockholders. Holders of our options or our warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by these options or warrants. For more information, see "Description of Securities".

Substantial sales of our common stock could lower our stock price.

     The market price for our common stock could drop as a result of sales of a large number of our presently outstanding shares, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock. For more information, see "Shares Eligible For Future Sale."

Our business could suffer if we lose the services of, or fail to attract, key personnel.

     Our success depends in significant part upon a number of key management and technical employees. The loss of the services of one or more key employees, particularly Rimas Buinevicius, our Chairman of the Board and Chief Executive Officer, Monty R. Schmidt, our President, and Curtis Palmer, our Chief Technology Officer, could seriously impede our success. Although we have employment agreements with each of these individuals, a state court may determine not to enforce, or to only partially enforce, these agreements. We do not have employment agreements with any other of our key employees. We maintain $1 million "key-man" insurance policies on the lives of Mr. Buinevicius, Mr. Schmidt, and Mr. Palmer, but do not maintain any "key-man" insurance policies on any other employees. Our success also depends upon our ability to attract and retain highly skilled technical, managerial, marketing, and customer service personnel. Competition for highly-skilled personnel is intense. In particular, we have experienced difficulty in hiring software engineers and other technical employees necessary to further our research and development efforts. Our failure to attract or retain these personnel could adversely affect our business.

We may not successfully manage our growth.

     We cannot successfully implement our business model if we fail to manage our growth. We have rapidly and significantly expanded our operations domestically and internationally and anticipate further expansion to take advantage of market opportunities. We have increased the number of our full-time employees from 43 on January 1, 1998 to 160 on September 30, 1999. Managing this substantial expansion has placed a significant strain on our management, operational and financial resources. If our growth continues, we will need to continue to improve our financial and managerial control and reporting systems and procedures.

We may pursue acquisitions and investments that could adversely affect our business.

     We may make acquisitions of, or investments in, businesses, products and technologies that could complement or expand our business in the future. We currently have no commitments or agreements with respect to any business acquisitions or investments. If we identify an acquisition candidate, we may not be able to successfully negotiate or finance the acquisition or integrate the acquired businesses, products or technologies into our existing business and products. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, amortization expenses, write-downs of acquired assets.

Our international operations involve risks.

     We have an office in the Netherlands, and we use over 60 distributors to market and sell our products in 52 countries. For the nine-month period ended June 30, 1999, approximately 14% of our revenues were derived from our international operations. We are subject to the normal risks of doing business internationally any of which may harm our business. These risks include:

 .  unexpected changes in regulatory requirements;

 .  export and import restrictions;

 .  tariffs and trade barriers and limitations on fund transfers;

 .  longer payment cycles and problems in collecting accounts receivable;

 .  potential adverse tax consequences;

 .  exchange rate fluctuations; and

 . increased risk of piracy and limits on our ability to enforce our intellectual property rights.

We may be subject to assessment of sales and other taxes for the sale of our products, license of technology or provision of services.

     We may have to pay past sales or other taxes that we have not collected from our customers. We do not currently collect sales or other taxes on the sale of our products, license of technology or provision of services in states and countries other than Wisconsin. The federal Internet Tax Freedom Act, passed in 1998, imposes a three-year moratorium on discriminatory sales taxes on electronic commerce. We cannot assure you that this moratorium will be extended. Further, foreign countries or, following the moratorium, one or more states, may seek to impose sales or other tax obligations on companies that engage in such activities within their jurisdictions. Our business would suffer if one or more states or any foreign country were able to require us to collect sales or other taxes from current or past sales of products, licenses of technology or provision of services, particularly because we would be unable to go back to customers to collect sales taxes for past sales and may have to pay such taxes out of our own funds.

We need to maintain current prospectus and state blue sky registrations for our warrants.

     The Representatives' Warrant, Redeemable Warrants or Public Warrants may be deprived of any value if a prospectus covering the shares of common stock issuable upon their exercise is not kept effective and current, or if the underlying shares of common stock are not, or cannot be, registered in the applicable states.

     As a holder of the Representatives' Warrant, Redeemable Warrants or Public Warrants you will have the right to exercise the warrants to acquire securities underlying such warrants only if there is a current and effective registration statement and prospectus covering the underlying securities issuable upon their exercise, and only if the underlying securities are qualified for sale, or exempt from qualification, under the securities laws of the applicable state or states. While we have undertaken and plan to do so, maintaining a current effective registration statement and prospectus could result in substantial expense, and there can be no assurance that a current registration statement and prospectus will be in effect when you may want to exercise the Representatives' Warrant, the Redeemable Warrants or Public Warrants. Although we will seek to qualify for sale the shares of common stock underlying the Representatives' Warrant, Redeemable Warrants and Public Warrants in those states in which the securities are to be offered and qualification is required, no assurance can be given that the required qualification will occur. The warrants may be deprived of any value if a prospectus covering the shares issuable upon the exercise thereof is not kept effective and current, or if the underlying shares are not, or cannot be, registered in the applicable states. For more information, see "Description of Securities".

Potential adverse effect of warrant redemption.

     Our redemption of the Redeemable Warrants or Public Warrants could force you to exercise the warrants at a time when it may be disadvantageous for you to do so.

     We can redeem the Redeemable Warrants or Public Warrants at a price of $0.10 per warrant upon 30 days' notice, if the average closing sale price of the common stock as reported on the Amex equals or exceeds $20.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. As a holder of Redeemable Warrants or Public Warrants, you will have exercise rights until the close of the business day preceding the date fixed for redemption. However, as a holder of the Redeemable Warrants or Public Warrants, upon redemption you could be forced:

 . to exercise the Redeemable Warrants or Public Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so;

 . to sell the Redeemable Warrants at fair value or Public Warrants at the then current market price when you might otherwise wish to hold them; or

 . to accept the redemption price, which is likely to be substantially less than the fair value of the Redeemable Warrants or market value of our Public Warrants at the time of redemption.

     Neither our Redeemable Warrants nor our Public Warrants may be redeemed or exercised unless a registration statement pursuant to the Securities Act covering the underlying shares of common stock is current and these shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of your state of residence as a holder of the Redeemable Warrants or Public Warrants. For more information, see "Description of Securities".

                                    DILUTION

     At June 30, 1999, we had a net tangible book value of $9,441,093 or approximately $1.45 per share of common stock outstanding, based upon 6,497,249 shares issued and outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net tangible book value (total assets less total liabilities and intangible assets).

     The foregoing calculation does not reflect the possible occurrence of the following events:

 . The possible exercise of the Representatives' Warrant or the possible exercise of the Redeemable Warrants to be issued upon exercise of the Representatives' Warrant; or

 .  The possible exercise of 1,145,312 Public Warrants.

     The occurrence of all or any one of the foregoing events, will further dilute existing stockholders. Specifically, if any outstanding warrants are exercised, including the Redeemable Warrants issuable upon exercise of the Representatives' Warrant, or our Public Warrants sold in our initial public offering, of which there can be no assurance, the number of common shares outstanding will increase and our net tangible book value will increase. The exercise of any of our outstanding warrants at a time when the exercise price is greater than our net tangible book value per share will result in an immediate increase in the net tangible book value of our existing shareholders, and you, as an exercising warrant holder, will experience immediate dilution in the value of your investment. Dilution is the reduction of value of your investment measured by the difference between the warrant exercise price you pay and our net tangible book value per share after giving effect to the exercise of your warrants, if your warrants are exercised at a time when the warrant exercise price is greater than the net tangible book value per outstanding share before the exercise. The dilution per share will decrease with the exercise of each additional warrant because the proceeds from each such exercise will increase our net tangible book value. As a result, assuming the exercise of the Representatives' Warrant and the exercise of the Redeemable Warrants issued upon exercise of the Representatives' Warrant, and finally, assuming the exercise of all 1,145,312 Public Warrants currently outstanding, our net tangible book value would increase to $26,654,853 after subtracting the expenses of the Offerings covered by this prospectus estimated to be $25,000, resulting in an adjusted net tangible book value per share of approximately $3.36 per share based on 7,942,561 shares issued and outstanding.

     As a result, as an investor exercising the Representatives' Warrant you will incur immediate and substantial dilution of your investment of approximately $9.02 per share, or approximately 73% of the Representatives' Warrant exercise price, as an investor exercising Redeemable Warrants you will incur immediate and substantial dilution of your investment of approximately $15.27 per share, or approximately 82% of the Redeemable Warrant exercise price, and as an investor exercising Public Warrants you will incur immediate and substantial dilution of your investment of approximately $7.89 per share, or approximately 70% of the Public Warrant exercise price, based upon our adjusted net tangible book value as of June 30, 1999, and after giving effect to the transactions we have discussed above. Thus, to the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to you as an investor exercising Redeemable Warrants.

                                USE OF PROCEEDS

     The 1,445,312 shares of common stock, the 100,000 Redeemable Warrants, and the Representatives' Warrant covered by this prospectus consist of the following:

 . 200,000 shares of common stock and 100,000 Redeemable Warrants issuable to the Representatives upon exercise of the Representatives' Warrant at a price of $12.375 per share and at a price of $0.165 per Redeemable Warrant;

 . 100,000 shares of common stock which may be purchased by the Representatives upon exercise of the Redeemable Warrants at a price of $18.625 per share;

 . 1,145,312 shares of common stock issuable upon exercise of Public Warrants sold in our initial public offering exercisable at a price of $11.25 per share; and

 .  the Representatives' Warrant.


     We will not receive any proceeds from the resale of our common stock, Representatives' Warrant, Redeemable Warrants or Public Warrants. We may, however, receive proceeds from the following:

 . If the Representatives exercise the Representatives' Warrant we will receive gross proceeds of $2,491,500. Additionally, if all of the shares we are offering are purchased pursuant to the exercise of the Redeemable Warrants issued to the Representatives upon exercise of the Representatives' Warrant, which we cannot guarantee, then we will receive additional gross proceeds of up to $1,862,500; and

 . If all of the shares that we are offering pursuant to this prospectus are purchased pursuant to the exercise of our Public Warrants sold in the public offering, which we cannot guarantee, then we will receive additional gross proceeds of up to $12,884,760.

     Pursuant to an agreement with the Representatives and those investors who purchased our securities in our initial public offering, we have agreed to pay the cost of registering the securities covered by this prospectus which we estimate will cost $25,000. Those investors who purchased our securities in our initial public offering will, however, pay the other costs related to the resale of their securities, including discounts, commissions and transfer fees.

     We anticipate that the proceeds, if any, which we receive from the exercise of the Redeemable Warrants, the Representatives' Warrant or our Public Warrants will be applied to provide additional working capital. Pending their use, proceeds will be placed in short-term interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States of America.

     We regularly evaluate possibilities for the acquisition of other businesses, technologies or products, but at present there are no negotiations, arrangements, agreements or understanding with respect to any potential material acquisition other than as noted in this prospectus.

     Due to our inability to precisely forecast the number of shares of common stock or Redeemable Warrants which may be sold pursuant to the exercise of the Representatives' Warrant, or the number, if any, of Redeemable Warrants or Public Warrants which will thereafter be exercised by the Representatives and those investors that acquired our securities in our initial public offering, we are unable to predict the precise period for which the various offerings covered by this prospectus will provide financing. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise. For more information, see "Risk Factors".

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of October 15, 1999, 6,497,249 shares of our common stock were issued and outstanding, of which 2,466,010 were unrestricted and freely tradable at the discretion of their owners and 4,031,239 were "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. In general under Rule 144, subject to the satisfaction of certain other conditions, a person, including our affiliates, who beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

 .  one percent of the total number of outstanding shares of the same class; or

 . if the common stock is quoted on a stock exchange or Nasdaq, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not, and who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years is entitled to sell his or her shares under Rule 144 without regard to the volume limitations described above.

     All of the 4,031,239 outstanding shares of our common stock that are restricted are eligible for sale in the public market without restriction in reliance upon Rule 144(k). Our officers, directors and affiliates beneficially own 3,831,239 of the 4,031,239 restricted shares outstanding, all of which are immediately eligible for resale subject to the volume limitations of Rule 144. In addition to the 4,031,239 restricted shares outstanding, we currently have various outstanding warrants exercisable to purchase an additional 1,782,588 shares of common stock, of which 1,445,312 underlying shares of common stock may be freely tradable upon exercise pursuant to this registration statement. In addition, we currently have issued outstanding options to purchase an aggregate of 768,225 shares of common stock, all of which may be freely tradable upon exercise due to a registration statement covering our 1995 Stock Option Plan and Non-Employee Directors Stock Option Plan.

No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of these shares for sale will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and Public Warrants and could impair our ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of common stock under Rule 144 may have a depressive effect upon the prices of, and markets for, our common stock and Public Warrants.

                        DETERMINATION OF OFFERING PRICES

     The exercise price of the Representatives' Warrant is $12.375 per share and $0.165 per Redeemable Warrant. The exercise price of the Redeemable Warrants is $18.625 per share. The offering price of the common stock we are offering pursuant to the exercise of our Public Warrants is $11.25 per share. The exercise prices for the Representatives' Warrant, the Redeemable Warrants and our Public Warrants were determined by negotiation with the

Representatives in connection with our initial public offering. In determining the offering prices, together with the Representatives, we considered, among other things, our financial condition, our net tangible book value, our limited operating history and the general condition of the securities market. Accordingly, the exercise prices should not be considered an indication of our actual value. The exercise prices bear no relation to our assets, book value, earnings or net worth or any other traditional criteria of value.

                              PLAN OF DISTRIBUTION

Exercise of Representatives' Warrant: the Representatives' Warrant Offering

     This prospectus relates to our offering of 200,000 shares of common stock and 100,000 Redeemable Warrants issuable upon exercise of the Representatives' Warrant, along with our offering of the Representatives' Warrant. The Representatives' Warrant was issued to the Representatives as partial compensation for their services in connection with our initial public offering.

     We do not have the right to compel the exercise of the Representatives' Warrant and the Representatives have made no commitment or other arrangement with regard to this exercise. Whether any or all of the Representatives' Warrant is exercised will depend upon several factors, including the prevailing market prices of our common stock and the Pubic Warrants, the liquidity of these markets and the Representatives' investment objectives. For more information, see "Risk Factors". Accordingly, there can be no assurance of the number, if any, of shares of common stock or Redeemable Warrants that will be purchased pursuant to the exercise of this Representatives' Warrant.

     We intend to maintain a current prospectus until this Representatives' Warrant expires, or until it is all exercised, if earlier. We may at any time and from time to time extend the term of this Representatives' Warrant or reduce its exercise price, provided written notice of any extension or reduction is given to the Representatives prior to the expiration date then in effect.

     The shares of common stock and Redeemable Warrants to be issued upon exercise of this Representatives' Warrant are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Exercise of Representatives' Redeemable Warrants: the Representatives' Redeemable Warrant Offering

     We are also offering up to 100,000 shares of common stock issuable at $18.625 per share upon exercise of the Redeemable Warrants issuable to the Representatives upon exercise of the Representatives' Warrant. The Redeemable Warrants issuable to the Representatives are exercisable until April 22, 2003, unless earlier redeemed. We may redeem these Redeemable Warrants, in whole or in part, at any time upon at least 30 days' prior written notice to the registered holder of these Redeemable Warrants, at a price of $.10 per warrant, provided that the closing sale price of our common stock must have equaled or exceeded $20.00 per share for any twenty (20) trading days within a period of thirty consecutive trading days ending on the fifth trading day immediately preceding the date we give notice of our intention to redeem these Redeemable Warrants.

     We do not have the right to compel the exercise of any of these Redeemable Warrants and the Representatives have not committed to exercise any of them. Whether any of these Redeemable Warrants are exercised will depend upon several factors, including the prevailing market price of our Public Warrants and our common stock, the liquidity of those markets, if any, and the personal investment objectives of the holder of these Redeemable Warrants. For more information, see "Risk Factors". Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of these Redeemable Warrants. We intend to maintain a current prospectus until these Redeemable Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of these Redeemable Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of these Redeemable Warrants prior to the expiration date then in effect.

     The shares of common stock to be issued upon exercise of these Redeemable Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     We are offering the shares of common stock underlying these Redeemable Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions will be paid to any person. Holders of the shares of common stock issuable upon exercise of these Redeemable Warrants may resell the shares from time to time in transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Holders of the shares of common stock issuable upon exercise of these Redeemable Warrants may effect these transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the person selling the shares of common stock or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Exercise of Public Warrants: the Public Warrant Offering

     We are also offering up to 1,145,312 shares of common stock issuable upon exercise of 1,145,312 Public Warrants currently owned by certain investors who acquired these Public Warrants as part of the units sold in our initial public offering. The holders of these Public Warrants are entitled to acquire up to 1,145,312 shares of common stock at an exercise price of $11.25 per share. These Public Warrants are exercisable until April 22, 2003, unless earlier redeemed. We may redeem these Public Warrants, in whole or in part, at any time upon at least 30 days' prior written notice to the registered holders thereof, at a price of $.10 per warrant, provided that the closing sale price of our common stock has equaled or exceeded $20.00 per share for any twenty (20) trading days within a period of thirty consecutive trading days ending on the fifth trading day immediately preceding the date we give notice of our intention to redeem these Public Warrants.

     We do not have the right to compel the exercise of any of these Public Warrants and the holders of our Public Warrants have not committed to exercise any of our Public Warrants. Whether any Public Warrants are exercised will depend upon several factors, including the prevailing market price of our Public Warrants and common stock, the liquidity of those markets, if any, and the personal investment objectives of the investor. For more information, see "Risk Factors". Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of our Public Warrants. We intend to maintain a current prospectus until our Public Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of our Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of our Public Warrants prior to the expiration date then in effect.

     The shares of common stock to be issued upon exercise of our Public Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     We are offering the shares of common stock underlying our Public Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions will be paid to any person. Holders of our Public Warrants may resell the shares from time to time in transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the underlying common stock or a combination of these methods of sale, at fixed prices that may be charged, at market prices prevailing at the time of sale, or at negotiated prices. Holders of our Public Warrants may effect these transactions by selling the underlying common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the person selling the shares of common stock or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

       Limitation On Directors' And Officers' Liability; Indemnification

     Our Articles of Incorporation limit the liability of our directors to our Company or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the Maryland General Corporation Law, or MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, we may indemnify any director made a party to any proceeding by reason of his service in that capacity unless it is established that:

 . the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

 . the director actually received an improper personal benefit in money, property or services; or

 . in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     In addition, our Bylaws require us to indemnify each person who is or was, a director, officer, employee or agent of our Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of our Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership or other enterprise. We may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,
therefore, unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           DESCRIPTION OF SECURITIES

     The following description of our securities and certain provisions of our Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws.

     Our authorized capital stock consists of 20,000,000 shares of common stock, $.01 par value and 15,000,000 shares of preferred stock, $.01 par value (the "preferred stock"), of which 10,000,000 shares are designated as Series B preferred stock. There are currently 6,497,249 shares of common stock issued and outstanding. No shares of Series B preferred stock are outstanding.

Common Stock

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the underlying shares offered by us in the offerings covered by this prospectus will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

     In September 1999, all previously outstanding preferred stock was converted into common stock. Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the right, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, (which may be greater or lessor than the voting rights of the common stock), rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series without any further vote or action by the stockholders. The issuance of such shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. We have no present plans to issue any additional shares of preferred stock however, if issued it could discourage a third party from attempting to acquire a majority of our outstanding common stock.

Outstanding Warrants and Convertible Debentures

     During 1996, we issued a warrant to a consultant retained by us to purchase common stock in connection with the consultant's stockholder relations contract with us. The contract gives the consultant the right, through August 1, 2001, to purchase 60,000 shares of common stock at an exercise price of $5.00 per share. In July 1998, we extended the contract with the consultant for an additional two years and awarded additional warrants to purchase 70,000 shares of common stock at an exercise price of $5.00 per share. Such warrants vested immediately and expire in July 2003. As required by SFAS No. 123, "Accounting for Stock-Based Compensation," we calculated the fair value of the warrants using the Black-Scholes option pricing model. We recorded consulting expense of $78,000 and $16,500 relating to the warrants during the nine month-period ended September 30, 1997 and the year ended September 30, 1998, respectively.

     In connection with the issuance in February 1998 of unsecured notes in the aggregate principal amount of $1,000,000, (see Note 2) we issued stock warrants which give the holders the right from February 1999 to February 2003 to purchase 50,000 shares of common stock at an exercise price of $5.00 per share. Such warrants were valued at $65,000. Effective February 1999, the holders will have piggyback registration rights with respect to the common stock issuable upon exercise of the warrants for the term of the warrants.

     Concurrent with the issuance of common stock during our initial public offering initiated in April 1998, we sold 1,145,387 common stock purchase warrants at a price of $0.10 each. Each warrant entitles the holder to purchase, at any time commencing October 22, 1998 until April 22, 2003 one share of common stock at a price of $11.25 per share, subject to adjustment in accordance with anti-dilution and other provisions. Commencing October 22, 1999, the warrants will be subject to redemption by us at $0.10 per warrant, on thirty (30) days' prior written notice to the warrant holders, if the average closing sale price of the common stock as reported on the Amex equals or exceeds $20.00 per share for any twenty (20) trading days within a period of thirty consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

     In connection with our initial public offering, we sold to the representatives for nominal consideration, warrants to purchase from us up to 200,000 shares of common stock and 100,000 warrants. The warrants are initially exercisable at any time during a four year period commencing April 22, 1998 at a price of $12.375 per share of common stock and $0.165 per warrant. The warrants issuable upon exercise of the warrants are initially exercisable at a price of $18.625 per share. The warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

     In September 1999 we issued $5,000,000 of 7.5% Convertible Subordinated Redeemable Debentures due September 2002. The debentures are convertible into common stock at a rate of $10.28 per share, subject to certain adjustments. Concurrent with the issuance of the debentures, we issued the investors 97,276 warrants expiring September 2004. The warrants are initially exercisable at any time at a price of $10.28 per share of common stock. In addition, we issued 30,000 warrants to a consultant that expire in September 2004 and are exercisable at a price of $11.68 per common share. We also issued an aggregate of 30,000 warrants to Frederick H. Kopko, Jr., one of our directors, and to another individual in connection with a stand-by financing commitment in the amount of $2,000,000. These warrants expire in August 2004 and are exercisable at a price of $8.00 per common share.

Representatives' Warrant

     In connection with our initial public offering, we sold to the representatives for nominal consideration, a Representatives' Warrant to purchase from us up to 200,000 shares of common stock and 100,000 warrants. The Representatives' Warrant is initially exercisable at any time during a four year period commencing April 22, 1998 at a price of $12.375 per share of common stock and $0.165 per Representatives' Warrant. The Representatives'

Warrant grants certain registration rights to the holders of the Representatives' Warrant for the securities that underlie the Representatives' Warrant.

Redeemable Warrants

     The Redeemable Warrants issuable upon exercise of the Representatives' Warrant are initially exercisable at a price of $18.625 per share. The Redeemable Warrants grant certain registration rights to the holders of the Redeemable Warrants for the securities that underlie the Redeemable Warrants.

Public Warrants

     Each Public Warrant entitles the registered holder thereof to purchase, at any time commencing October 22, 1998 until April 22, 2003 one share of common stock at a price of $11.25 per share, subject to adjustment in accordance with anti-dilution and other provisions referred to below. The holder of any Public Warrant may exercise the Public Warrant by surrendering the certificate representing the Public Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of our Public Warrants. The exercise price of our Public Warrant bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered thereby.

     The exercise price and the number of shares of common stock purchasable upon the exercise of our Public Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the common stock or the sale by us of our common stock or other securities convertible into common stock at price below the exercise price of our Public Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which we are the surviving corporation) or sale of all or substantially all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might otherwise have been purchased upon the exercise of the Public Warrant.

     Commencing October 22, 1999, our Public Warrants will be subject to redemption by us, in whole but not in part, at $.10 per Public Warrant on thirty
(30) days' prior written notice to the warrant holders, if the average closing sale price of the common stock as reported on the Amex equals or exceeds $20.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event we exercise the right to redeem our Public Warrants, such Public Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Public Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     Our Public Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date, at which time our Public Warrants will become wholly void and of no value. If a market for our Public Warrants continues to exist, the holder may sell our Public Warrants instead of exercising them. There can be no assurance, however, that a market for our Public Warrants will continue.

     Our Public Warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of our Company.

     We and the warrant agent for our Public Warrants may make such modifications to our Public Warrants as we deem necessary and desirable that do not adversely affect the interest of the holders of our Public Warrants. We may, in our sole discretion, lower the exercise price of our Public Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the holders of our Public Warrants and the Representatives. Modification of the number of securities purchasable upon the exercise of any Public Warrant, the exercise price (other than as provided in the preceding sentence) and the expiration date with respect to any Public Warrant requires the consent of two-thirds of the holders of our Public Warrants.

     Our Public Warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of our Public Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of our Public Warrants. Although we have undertaken to use our best efforts to have all of the shares of common stock issuable upon exercise of our Public Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of our Public Warrants, there can be no assurance that we will be able to do so.

Warrant Solicitation Fees

     We have no agreement nor any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Redeemable Representatives' Warrant, or upon exercise of any of all of the Redeemable Warrants or Public Warrants.

Transfer Agent, Warrant Agent And Registrar

     The transfer agent, registrar and Warrant Agent for our common stock and Public Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                                 LEGAL MATTERS

     The validity of the Securities being offered by this Prospectus will be passed upon for us by McBreen & Kopko, Chicago, Illinois. Frederick H. Kopko, Jr., a member of that firm and a director of the Company, beneficially owns 91,596 shares of the Company's common stock and has options and warrants to purchase 35,000 shares of the Company's common stock.

                                    EXPERTS

     The financial statements of Sonic Foundry, Inc. at September 30, 1998 and 1997 and for the years then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to buy the Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

TABLE OF CONTENTS

                                   Page
                                   ----
Prospectus Summary                  1
Special Note Regarding Forward-     4
 Looking Statements
Where you Can Find More             5
 Information
Risk Factors                        6
Dilution                           18
Use of Proceeds                    19
Determination of Offering Price    21
Plan of Distribution               22
Description of Securities          25
Legal Matters                      29
Experts                            30

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                              SONIC FOUNDRY, INC.

                                1,445,312 Shares
                          $.01 par value Common Stock

                               100,000 Redeemable
                         Common Stock Purchase Warrants

                          One Representatives' Warrant
                            Exercisable To Purchase
                            200,000 Shares of Common
                               Stock and 100,000
                            Redeemable Common Stock
                               Purchase Warrants






                                   PROSPECTUS
                                   ----------



                                      , 1999

                                    PART II

     INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission registration fee.

Legal fees and expenses........................................$15,000

Accounting fees and expenses................................... 10,000
                                                               -------

Total..........................................................$25,000
                                                               =======

Item 15. Indemnification of Directors and Officers.

     Our Articles of Incorporation limit the liability of our directors to the Company or its stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by the Maryland General Corporation Law, or MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, we may indemnify any director made a party to any proceeding by reason of his service in that capacity unless it is established that:

 . the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
 .  the director actually received an improper personal benefit in money, property or services; or
 . in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     In addition, our Bylaws require us to indemnify each person who is or was, a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland. In addition, the Registrant carries director and officer liability insurance.

Item 16. Exhibits.

Exhibit Number    Description of Document
--------------    -----------------------
4.1(2)            Specimen Common Stock Certificate.

4.2(1)            Form of Warrant Agreements, including Warrant Certificate.

4.3(1)            Form of Representatives' Warrant Agreement, including
                  Representatives' Warrant Certificate.

5.1(2) Opinion of McBreen & Kopko, regarding the legality of the securities.

23.1              Consent of McBreen & Kopko (see Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.

24.1              Power of Attorney (see page II-4).

-------------------
(1) Incorporated by reference from Registration Statement No. 333-46005 on Form SB-2 filed February 10, 1998.
(2) Incorporated by reference from Amendment No. 2 to Registration Statement No. 333-46005 on Form SB-2 filed on April 3, 1998.
-----------------

Item 17. Undertakings.

1. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               provided, however, that the undertakings set forth in paragraphs
               (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports is incorporated by reference from periodic reports filed by the registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on October 22, 1999.

                         SONIC FOUNDRY, INC.

                         By: /s/ Rimas P. Buinevicius
                         --------------------------------------------------
                         Rimas P. Buinevicius, Chairman, Chief Executive Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rimas P. Buinevicius and Kenneth
A. Minor, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-----------------------------------------------------------------------------------------------
Signature                      Title                                          Date
-----------------------------------------------------------------------------------------------
/s/Rimas P. Buinevicius        Chief Executive Officer and Chairman           October 22, 1999
   Rimas P. Buinevicius
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/s/Monty R. Schmidt            President and Director                         October 22, 1999
   Monty R. Schmidt
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/s/Curtis J. Palmer            Chief Technology Officer and Director          October 22, 1999
   Curtis J. Palmer
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/s/Kenneth A. Minor            Chief Financial Officer and Assistant          October 22, 1999
   Kenneth A. Minor            Secretary
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/s/Frederick H. Kopko, Jr.     Secretary and Director                         October 22, 1999
   Frederick H. Kopko, Jr.
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/s/Arnold B. Pollard           Director                                       October 22, 1999
   Arnold B. Pollard
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/s/David C. Kleinman           Director                                       October 22, 1999
   David C. Kleinman
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